EXHIBIT 10.03 (Translated)

Power of Attorney

I am Lu Shufeng, a shareholder of Century Wanhong (Shenzhen) Holdings Ltd. (Social Credit Code: 91440300MA5EW6UP59, hereinafter referred to as the “Company”) with a shareholding ratio of 95%.

Now I hereby authorize Shenzhen Qianhai Jinwanhong Holdings Ltd. to act as my exclusive proxy to exercise the voting rights, inquiry rights and other rights of shareholders independently at the shareholders’ meeting of the Company. The specific scope of authorization is as follows:

(1) to express opinions and vote on the discussing items at the shareholders’ meeting of the Company based on its rich management experience;

(2) to make suggestions or inquiries to the directors and officers of the Company concerning the Company’s operating conditions;

(3) other rights of shareholders as stipulated by law.

The proxy, Shenzhen Qianhai Jinwanhong Holdings Ltd. has the right to appoint a third person to undertake the above mentioned matters.

This power of attorney shall take effect from the date of signature, and expire when it is terminated by me in writing. During the term hereof, all acts of the proxy within the scope of authorization shall be deemed as these of me.

Authorizer: ____________

Lu Shufeng (Signature)

Date: March 13th, 2019